UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 27, 2014

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue Suite 270 Portland, Oregon 97239
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

The Annual Meeting of stockholders of Galena Biopharma, Inc. (“we,” “us,” “our” or the “company”) was held on June 27, 2014. On April 30, 2014, we filed with the Securities and Exchange Commission our definitive proxy statement relating to the Annual Meeting.

At the Annual Meeting, our stockholders acted upon the following proposals, which are described in detail in our proxy statement:

•	Proposal 1: To re-elect William L. Ashton, Richard Chin, M.D. and Rudolph Nisi, M.D. as Class I Directors to serve until the 2017 Annual Meeting of stockholders;

•	Proposal 2: To approve, by non-binding vote, the compensation of our named executive officers as disclosed in our proxy statement; and

•	Proposal 3: To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Voting Results

Proposal 1: Mr. Ashton and Drs. Chin and Nisi were re-elected as Class I Directors by the following votes:

	“FOR”	“WITHHELD”
William L. Ashton	15,860,921	2,035,392
Richard Chin, M.D.	14,564,801	3,331,512
Rudolph Nisi, M.D.	14,094,843	3,801,470

In addition, there were 67,415,925 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 12,544,457 votes “FOR,” 4,735,686 votes “AGAINST,” and 616,170 votes to “ABSTAIN.” In addition, there were 67,415,925 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 80,310,876 votes “FOR,” 3,873,038 votes “AGAINST,” and 1,128,324 votes to “ABSTAIN.” There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.
Date: July 2, 2014	By:/s/ Mark J. Ahn Mark J. Ahn, Ph.D. President and Chief Executive Officer